EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44600, 33-84600, 333-8790, 333-9024, 333-13064 and 333-14214) of BT Group plc of our report dated May 18, 2005 relating to the financial statements, which appears in the Annual Report and Form 20-F 2005, which is incorporated in this Annual Report on Form 20-F for the year ended March 31, 2005.

/s/ PricewaterhouseCoopers LLP
1 Embankment Place
London, WC2N 6RH
United Kingdom
June 1, 2005